As filed with the Securities and Exchange Commission on August 14, 2001.
                                                         Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM S-3
                         -----------------------------
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                               KMART CORPORATION
            (Exact name of Registrant as specified in its charter)

                                   MICHIGAN
                        (State or other jurisdiction of
                        incorporation or organization)

                                  38-0729500
                     (I.R.S. Employer Identification No.)


                           3100 West Big Beaver Road
                             Troy, Michigan 48084
                                (248) 643-1000

   (Address, Including Zip Code, and Telephone Number, Including Area Code,
               of each Registrant's Principal Executive Offices)

                                 Janet Kelley
                                General Counsel
                               Kmart Corporation
                           3100 West Big Beaver Road
                             Troy, Michigan 48084
                                (248) 643-1000

           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                   Copy to:

                            Vincent J. Pisano, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                           New York, New York 10036
                                (212) 735-2790


             Approximate date of commencement of proposed sale to
           the public: From time to time after the effective date of
                         this registration statement.






         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|



         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.








                                                 CALCULATION OF REGISTRATION FEE


  Title of Each Class of Securities      Amount to be          Proposed Maximum           Proposed Maximum          Amount of
          to be Registered               Registered (1)            Aggregate             Aggregate Offering     Registration Fee
                                                                 Price Per Unit                Price
------------------------------------- -------------------  -------------------------  ---------------------------------------------
Common stock, $1.00 par value........        6,146,171               12.34                  $75,843,750              $18,961


------------------------------------- -------------------  -------------------------  ---------------------------------------------


(1) Pursuant to Rule 457(c), the registration fee is calculated based on the average of the high and low prices for the Registrant's common stock, as reported on the New York Stock Exchange on August 10, 2001.



                 Subject to Completion, Dated August 14, 2001

                                  PROSPECTUS

                               6,146,171 SHARES

                               KMART CORPORATION

                                 COMMON STOCK

         This prospectus relates to the sale by the selling stockholders, including pledgees, donees, transferees or other successors-in-interest selling shares received from any selling stockholder as a gift, partnership or liquidating distribution or other non-sale related transfer after the date of this prospectus, of up to 6,146,171 shares of common stock of Kmart Corporation. In this prospectus, the terms "Kmart," "we," "us," and "our" refer to Kmart Corporation.

                              ------------------

         The shares are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders may sell the shares thorough ordinary brokerage transactions or through any other means described in the section "Plan of Distribution." We cannot assure you that the selling stockholders will sell all or a portion of our common stock offered under this prospectus.

         For a description of our common stock, please refer to the description of common stock in the section entitled "Description of Common Stock" in our Prospectus dated June 6, 1996, which is incorporated herein by reference.

         Our common stock is listed on the New York Stock Exchange under the trading symbol "KM." The last reported sale price of our common stock on the NYSE on August 14, 2001 was $12.81.

                              ------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is ______, 2001

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.




                               TABLE OF CONTENTS

                                                                          Page

ABOUT THIS PROSPECTUS.......................................................2
WHERE YOU CAN FIND MORE INFORMATION.........................................2
FORWARD-LOOKING STATEMENTS..................................................6
KMART CORPORATION...........................................................7
DIVIDEND POLICY.............................................................8
USE OF PROCEEDS.............................................................8
SELLING STOCKHOLDERS........................................................8
PLAN OF DISTRIBUTION.......................................................11
LEGAL MATTERS..............................................................13
INDEPENDENT ACCOUNTANTS....................................................13


                             ABOUT THIS PROSPECTUS

         This prospectus relates to the sale by a selling stockholders of up to 6,146,171 shares of our common stock. The selling stockholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time any selling stockholder sells shares of our common stock, a prospectus supplement will be provided that will contain specific information about the terms of that offering to the extent required. You should read this prospectus and any accompanying prospectus supplement together with the additional information contained under the heading "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange under the trading symbol "KM." Our reports, proxy statements, and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange at 120 South LaSalle Street, Chicago, Illinois 60603 and at the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

         We are "incorporating by reference" information into this prospectus which means that we are disclosing important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         o our Annual Report on Form 10-K for the fiscal year ended January 31, 2001 filed with the SEC on March 22, 2001;

         o our Proxy Statement dated April 4, 2001 filed with the SEC on April 4, 2001;

         o our Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2001 filed with the SEC on May 17, 2001;

         o our Current Report on form 8-K dated August 1, 2001 filed with the SEC on August 1, 2001; and

         o the section entitled "Description of our Common Stock" in our Prospectus dated June 6, 1996 filed with the SEC on June 10,1996.


         You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                               Investor Relations
                                Kmart Corporation
                            3100 West Big Beaver Road
                              Troy, Michigan 48084
                                 (248) 463-1040

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.


                           FORWARD-LOOKING STATEMENTS

         This prospectus, as well as other statements or reports made by us or on our behalf, may contain, or may incorporate material by reference which includes, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements, other than those based solely on historical facts, which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Actual events and results may materially differ from anticipated results described in such statements. Our ability to achieve such results is subject to certain risks and uncertainties, including, but not limited to:

         o general economic and weather conditions, including those which affect buying patterns of our customers,

         o changes in consumer spending, and our ability to anticipate buying patterns and implement appropriate inventory strategies,

         o the availability of various sources of capital and the cost thereof,

         o        competitive pressures and other third party actions,

         o inability to timely acquire desired goods and/or fulfill labor needs at planned costs, ability to successfully implement business strategies and otherwise execute planned changes in various aspects of the business,

         o        regulatory and legal developments, and

         o        other factors affecting business beyond our control.

         Consequently, all of the forward-looking statements are qualified by these cautionary statements and there can be no assurance that the results or developments anticipated will be realized or that they will have the expected effects on our business or operations. The forward- looking statements contained herein or otherwise made by us or on our behalf speak only as of the date of this prospectus or, if not contained herein, as of the date when made, and we do not undertake to update any such forward-looking statements.



                               KMART CORPORATION

Overview

         We are the nation's second-largest discount retailer and the third-largest general merchandise retailer. We operate 2,113 conveniently located discount stores in each of the fifty states, Puerto Rico, the U.S. Virgin Islands and Guam. Our retail stores are located in 321 of the 331 Metropolitan Statistical Areas in the United States and approximately 85% of United States residents live within 15 miles of one of our stores. Our stores are generally one-floor, freestanding units ranging in size from 40,000 to 180,000 square feet. Our stores include 105 "supercenters" that combine a full grocery, deli, bakery, video rental and 24-hour/seven-days-a- week availability along with the general merchandise selection of a discount store format. We believe that the supercenter concept provides us with a significant growth opportunity.

         We have a powerful portfolio of exclusive private brands that provide product differentiation in the marketplace. Martha Stewart Everyday, our most recognizable private label brand, has annual sales in excess of $1 billion. Currently, Martha Stewart Everyday products are sold in the bedding, bath, outdoor living, garden, baby, tabletop and housewares departments. We also launched a line of Martha Stewart organizing and cleaning products in June of 2001. Other popular destination brands at Kmart include Sesame Street, Jaclyn Smith, Route 66, Kathy Ireland, Thom McAn, White Westinghouse, Benchtop, and BestYet.


Recent Developments

         For the four-week period ended August 1, 2001 net sales increased 3.4% on a same-store basis from the same period last year. Total net sales were $2.540 billion, an increase of 2.0% from $2.490 billion for the same period last year. Net sales for the thirteen-week period ended August 1, 2001 increased 1.0% on a same-store basis from the same period last year. Total net sales were $8.917 billion, down slightly from $8.939 billion for the same period last year. Net sales for the twenty-six-week period ended August 1, 2001 increased 1.3% on a same-store basis from the same period last year. Total net sales were $17.255 billion, down slightly from $17.277 billion for the same period last year.

         Executing our plan to restructure the operations of our e-commerce subsidiary, on July 31, 2001, we acquired the remaining 40% interest in BlueLight.com, LLC. As consideration, we issued approximately 6.1 million shares of Kmart common stock being registered hereunder and paid approximately $16 million in cash. In conjunction with this restructuring, we will record a charge in the second quarter of approximately $92 million, which is net of a deferred tax asset acquired ($25 million). The charge, after tax, is $73 million, or $.15 per share.


                                DIVIDEND POLICY

         We do not anticipate paying cash dividends on our capital stock in the foreseeable future and intend to retain all earnings to finance the operations and expansion of our business, debt reduction and, to the extent appropriate, the repurchase of our stock. The payment of cash dividends in the future will depend on our earnings, financial condition and capital needs and on other factors deemed relevant by our board of directors at that time.

                                USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders.

                             SELLING STOCKHOLDERS

         The following table presents information with respect to each selling stockholder and the number of shares of our common stock that they may offer under this prospectus. The term "selling stockholder" includes pledgees, donees, transferees or other successors-in-interest selling shares received from any selling stockholder as a gift, partnership or liquidating distribution or other non-sale related transfer after the date of this prospectus. The shares of our common stock offered by this prospectus were issued to the selling stockholders in connection with a series of private transactions resulting in the acquisition by Kmart of BlueLight.com, Inc. and certain membership interests previously held by others in BlueLight.com LLC.

         We agreed to register a number of shares of the common stock for resale. We also agreed to use our best efforts to cause the registration statement to remain effective until the earliest of the date on which all the shares of common stock offered under this prospectus have been sold to the public or the date one (1) year after the effective date of the registration statement (subject to adjustment in certain cases for delays in filing).

         We have agreed to pay all expenses incurred in connection with the registration of the sale of the shares of common stock owned by the selling stockholders covered by this prospectus, other than brokerage commissions, underwriting discounts and commissions, transfer taxes and other out-of-pocket expenses incurred by the selling stockholders in connection with the sale of these shares.

         The following table sets forth certain information regarding the beneficial ownership of the common stock, as of August 14, 2001, by each of the selling stockholders. The information provided in the table below with respect to each selling stockholder has been obtained from that selling stockholder. Except as otherwise disclosed below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, we cannot estimate the number of shares of common stock that will be beneficially owned by the selling stockholders after this notice. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a substantial portion of the shares of common stock held by them in a transaction or series of transactions exempt from the Securities Act of 1933, or the Securities Act.

         The selling stockholders may from time to time offer and sell any or all of the securities under the prospectus. Because the selling stockholders are not obligated to sell the shares of our common stock held by them, we cannot estimate the number of shares of our common stock that the any selling stockholder will beneficially own after this offering.

         Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. None of the share amounts set forth below represents more than 1% of our outstanding stock as of August 14, 2001, adjusted as required by rules promulgated by the SEC.




                                                    Number of Shares of              Number of Shares of
                                                    Common Stock                     Common Stock
Name of Selling                                     Beneficially Owned Prior to      Covered by this
Stockholder                                         this Offering                    Prospectus
-------------------------------------------------   -----------------------------    ------------------------


Softbank Technology Ventures V, L.P.                       4,282,920                        4,282,920

Softbank Capital Partners Fund, L.P.                         709,969                          709,969

Softbank Capital L.P.                                        697,764                          697,764

Softbank Technology Ventures Advisors Fund
V, L.P.                                                      114,086                          114,086

Softbank Technology Ventures Entrepreneurs
Fund V, L.P.                                                  76,952                           76,952

Softbank Capital Advisors Fund, L.P.                          18,310                           18,310

Evercore Ventures L.L.C.                                     237,250                          237,250
GC&H Investments                                               8,921                            8,921


                             PLAN OF DISTRIBUTION

         We are registering the shares of our common stock offered in this prospectus on behalf of the selling stockholders named herein. As used in this prospectus, the term selling stockholder includes pledgees, donees, transferees or other successors-in-interest selling shares received from any selling stockholder as a gift, partnership or liquidating distribution or other non-sale related transfer after the date of this prospectus. The number of selling stockholders' shares of common stock beneficially owned by those selling stockholders who so transfer, pledge, donate or assign shares of common stock will decrease as and when they take such actions. The plan of distribution for selling stockholders' shares of common stock sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders. We will pay all expenses of registration of the shares offered, except for taxes or underwriting fees, discounts, selling commissions and legal fees of the selling stockholders. The selling stockholders will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

         The selling stockholders may sell the shares from time to time in one or more types of transactions, including

                  o        block transactions,

                  o        on one or more exchanges,

                  o        in the over-the-counter market,

                  o        in negotiated transactions,

                  o through put or call options transactions relating to the shares,

                  o        through short sales of the shares, or

                  o        a combination of these methods of sale.

         The selling stockholders may sell their shares at market prices prevailing at the time of sale, or at negotiated prices. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus. If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

         The selling stockholders may use to sell their shares brokers or dealers designated by them; however, certain of the selling stockholders agreed to use only brokers or dealers who are reasonably acceptable to us. As of the date of this prospectus, we have not been advised by any selling stockholder that it has made any arrangements as to the distribution of shares covered by this prospectus.

         The selling stockholders may sell their shares directly to purchasers or to or through broker-dealers which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom broker-dealers may act as agents or to whom they sell as principal, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions.

         The selling stockholders and any broker-dealers that act in connection with the sale of the shares might be deemed to be "underwriters" as the term is defined in Section 2(11) of the Securities Act. Consequently, any commissions received by these broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         Because any selling stockholder may be deemed to be an "underwriter" as defined in Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, as amended.

     The selling stockholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

         Upon being notified by any selling stockholder that it has entered into any material arrangement with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, regarding the plan of distribution.

         Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock for five business days prior to the start of the distribution. In addition, each selling stockholder and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of common stock by the selling stockholders or any such other person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market- making activities.

         We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments which the selling stockholders may be required to make in respect hereof. The selling stockholders have agreed to indemnify us against certain liabilities, including liabilities arising under the Securities Act, as amended.


                                 LEGAL MATTERS

         The legality of the common stock covered by this prospectus has been passed upon for Kmart by James E. Defebaugh IV, Vice President, Secretary and Associate General Counsel of Kmart.

                            INDEPENDENT ACCOUNTANTS

         The consolidated financial statements of Kmart as of January 31, 2001 and January 26, 2000 and for each of the three years in the period ended January 31, 2001, incorporated in this Prospectus by reference to the annual report on Form 10-K for the year ended January 31, 2001, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report therein.




                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission
Registration Fee..............................................$  18,961
*Accounting Fees and Expenses.................................$  50,000
*Legal Fees and Expenses......................................$  50,000
*Miscellaneous................................................$  50,000
                                                               --------
Total Expenses................................................$ 168,961
                                                               ========
------------
* Estimated for purposes of completing the information required pursuant to this Item 14.


         We will pay all fees and expenses associated with filing the Registration Statement.


Item 15.   Indemnification of Directors and Officers

         Our bylaws and the Michigan Business Corporation Act permit our officers and directors to be indemnified under certain circumstances for expenses and, in some instances, for judgments, fines, or amounts paid in settlement of civil, criminal, administrative, and investigative suits or proceedings, including those involving alleged violations of the Securities Act of 1933 (the "Securities Act"). In addition, we maintain directors' and officers' liability insurance which, under certain circumstances, would cover alleged violations of the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Therefore, in the event that a claim for such indemnification is asserted by any of our officers or directors (except insofar as such claim seeks reimbursement by us of expenses paid or incurred by an officer or director in the successful defense of any action, suit or proceeding ) will, unless the matter has theretofore been adjudicated by precedent deemed by us to be controlling, submit to a court of appropriate jurisdiction the question of whether or not indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits

         The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated in this registration statement by reference.


                               INDEX TO EXHIBITS


Exhibit              Number Description of Exhibits


 3.1   Restated Articles of Incorporation of Kmart Corporation.   (1)
 3.2   Bylaws of Kmart Corporation, as amended.   (1)
 4.1 Registration Rights Agreement, dated as of July 31, 2001 by and among Kmart Corporation and the Rightsholders listed on Exhibit A thereto.
 5.1 Opinion and Consent of James E. Defebaugh IV, Vice President, Secretary and Associate General Counsel of Kmart Corporation.
23.1   Consent of Independent Accountants



(1) Filed as Exhibits to the Annual Report on Form 10-K of Kmart for the fiscal year ended January 31, 1996 (file number 1-327) and are incorporated herein by reference.



Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions detailed in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy and State of Michigan, on the14th day of August 2001.



                                    KMART CORPORATION
                                    (Registrant)



                                     By:   /s/  Jeffrey N. Boyer
                                           ----------------------------------
                                           Jeffrey N. Boyer
                                           Executive Vice President and
                                           Chief Financial Officer


         Each person whose signature appears below hereby constitutes and appoints Janet Kelley and James E. Defebaugh IV, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place, and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this Registration Statement and (ii) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and this requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                               KMART CORPORATION


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated on August 14, 2001.




             Signatures               Title                                            Signatures                Title
             ----------               -----                                            ----------                -----

     /s/  Charles C. Conaway         Chairman of the Board and Chief              /s/  Joseph P. Flannery
                                     Executive Officer (Principal Executive       ____________________          Director
   ----------------------------------         -
    Charles C. Conaway               Officer) and Director                            Joseph P. Flannery

     /s/  Jeffrey N. Boyer           Executive Vice President and Chief           /s/  Robert D. Kennedy
   _______________________           Financial Officer (Principal Financial       ____________________          Director
         Jeffrey N. Boyer            Officer and Principal Accounting                  Robert D. Kennedy
                                     Officer)
    /s/  James B. Adamson                                                         /s/  Robin B. Smith
   _______________________           Director                                     ____________________          Director
         James B. Adamson                                                              Robin B. Smith

    /s/  Lilyan H. Affinito                                                       /s/  Thomas T. Stallkamp
   _______________________           Director                                     ____________________          Director
        Lilyan H. Affinito                                                             Thomas T. Stallkamp

    /s/  Richard G. Cline                                                         /s/  Richard J. Statuto
   _______________________           Director                                     ____________________          Director
        Richard G. Cline                                                              Richard J. Statuto

    /s/  Willie D. Davis
   _______________________           Director
        Willie D. Davis


                               INDEX TO EXHIBITS


                              Exhibit
                        Number Description of Exhibits


 3.1      Restated Articles of Incorporation of Kmart Corporation.   (1)
 3.2      Bylaws of Kmart Corporation, as amended.   (1)
 4.1 Registration Rights Agreement, dated as of July 31, 2001 by and among Kmart Corporation and the Rightsholders listed on Exhibit A thereto.
 5.1 Opinion and Consent of James E. Defebaugh IV, Vice President, Secretary and Associate General Counsel of Kmart Corporation.
23.1      Consent of Independent Accountants



(1) Filed as Exhibits to the Annual Report on Form 10-K of Kmart for the fiscal year ended January 31, 1996 (file number 1-327) and are incorporated herein by reference.